     PRICING SUPPLEMENT NO. 8                                Rule 424(b)(3)
     DATED: February 3, 1997                             File No. 333-17985
     (To Prospectus dated January 22, 1997
     and Prospectus Supplement dated January 22, 1997)


                               $5,434,620,162
                      THE BEAR STEARNS COMPANIES INC.
                        MEDIUM-TERM NOTES, SERIES B
          WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE

 Principal Amount:            Floating Rate Notes  Book Entry Notes
 $65,000,000                  [x]                  [x]

 Original Issue Date:         Fixed Rate Notes     Certificated Notes
 2/06/97                      [_]                  [_]

 Maturity Date: 2/06/98

 Option to Extend Maturity:   No  [x]

                              Yes [_]   Final Maturity Date:

                                      Optional           Optional
                    Redemption        Repayment          Repayment
 Redeemable On      Price(s)          Date(s)            Price(s)
 -------------      --------          -------            --------

 N/A                N/A               N/A                N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

 Interest Rate Basis:                  Maximum Interest Rate: N/A

 [_]  Commercial Paper Rate            Minimum Interest Rate: N/A

 [_]  Federal Funds Rate               Interest Reset Date(s): *

 [x]  Treasury Rate                    Interest Reset Period: Weekly

 [_]  LIBOR Reuters                    Interest Payment Date(s): **

 [_]  LIBOR Telerate

 [_]  Prime Rate

 [_]  CMT Rate

 Initial Interest Rate: ***            Interest Payment Period: Quarterly

 Index Maturity:  Three months

 Spread (plus or minus): +.03%


-------------------------
*    On Tuesday of each week, or the day following the Treasury auction.

**   5/06/97, 8/06/97, 11/06/97 and 2/06/98.

***  The Treasury auction rate on January 21, 1997, plus 3 basis points.


The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.


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